United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

JMB/245 PARK AVENUE ASSOCIATES, LTD.

(Exact name of registrant as specified in its charter)

Illinois (State or Other Jurisdiction of Organization)	0-13545 (Commission File Number)	36-3265541 (IRS Employer Identification No.)
900 N. Michigan Avenue, Chicago, Illinois 60611 (Address of principal executive offices)
(312) 915-1987 (Registrant’s Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JMB/245 PARK AVENUE ASSOCIATES, LTD.

Chicago, Illinois

Item 8.01. Other Events.

The Partnership has dissolved in accordance with the terms of its partnership agreement. The Partnership made a final liquidating cash distribution to the holders of its limited partnership interests in the aggregate amount of $1,829,029.47, or $2,052.00 per interest. The Partnership wound up its affairs effective November 27, 2017. The Partnership intends to file with the Commission a Form 15 to terminate registration of the Interests prior to the end of 2017.

In connection with its winding up, the Partnership entered into an agreement (the “Winding Up Agreement”) with JMB Park Avenue, Inc., the Corporate General Partner, pursuant to which the Corporate General Partner generally assumed the obligation to pay, extinguish or otherwise discharge expenses and liabilities of the Partnership not paid, discharged, extinguished or otherwise provided for by the Partnership, including contingent liabilities of the Partnership that may arise after its winding up. In consideration of such assumption, the Partnership paid the Corporate General Partner $2,135.23 in cash and transferred to the Corporate General Partner the Partnership’s contingent rights, if any, to indemnification or reimbursement, including coverage and benefits under contracts of insurance, and certain other rights to receive or collect amounts, if any, that may be payable to the Partnership.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

	10.1	Winding Up Agreement dated as of November 27, 2017, by and between the Partnership and JMB Park Avenue, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMB/245 PARK AVENUE ASSOCIATES, LTD.

By:	JMB Park Avenue, Inc. Corporate General Partner

GAILEN J. HULL
By:	Gailen J. Hull Chief Financial Officer and Principal Accounting Officer

Dated: November 29, 2017

Exhibit Index

Exhibit No.

10.1	Winding Up Agreement dated as of November 27, 2017, by and between the Partnership and JMB Park Avenue, Inc.

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